UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 22, 2004

NMXS.COM, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation)	333-30176 (Commission File Number)	91-1287406 (IRS Employer ID No.)

5021 INDIAN SCHOOL ROAD NE, SUITE 100
ALBUQUERQUE, NEW MEXICO 87110
(505)255-1999
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Item 5.   Other Events.

On June 8, 2004, we filed a Form 8-K disclosing that on June 1, 2004, we received a lawsuit filed by Manhattan Scientifics, Inc.  The lawsuit was filed in the United States District Court for the Southern District of New York, Case No. 04 CV 4034.  The plaintiff is Manhattan Scientifics, Inc. and the defendants are us and Richard Govatski, individually.  Mr. Govatski is our President and director.  The 2 claims for relief in the complaint are as follows: (1) alleged breach of a Common Stock Purchase Warrant issued by us to Manhattan Scientifics for allegedly declining to honor Manhattan Scientifics’ request to exercise, on a cashless basis, certain of the warrants, and (2) a claim for tortuous interference with contract against Mr. Govatski, individually.  Both claims are each for damages not less than $1,500,000.  For the claim against us, it is our position, among other defenses that the warrants were issued in a transaction that was not an arms length transaction and therefore, the warrants, among other things, cannot be honored and should be cancelled.

On June 18, 2004, in checking the Court's docket, our litigation counsel learned that an Order had been issued sua sponte  on June 4, 2004 by Judge P. Kevin Castel of the United States District Court for the Southern District of New York, dismissing the lawsuit.  Neither the Court nor Manhattan Scientifics previously had notified the Company of the Order of dismissal.  The Order stated that there was no diversity jurisdiction in the case since we are a Delaware corporation and Manhattan Scientifics is a Delaware corporation.  The sole basis for jurisdiction alleged in the lawsuit was diversity of citizenship.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits-Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NMXS.COM, INC.
June 23, 2004
By:	/s/ Richard Govatski
Richard Govatski President